UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50863

Date of Report: February 18, 2009

NEXXNOW, INC.
(Exact name of registrant as specified in its charter)

New York	30-0299889
(State of other jurisdiction of	(IRS Employer
incorporation or organizationIdentification No.)

37 Hamburg Street, East Aurora, NY	14052
(Address of principal executive offices)	(Zip Code)

(716) 714-7102
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On February 18, 2009, the management of NexxNow, Inc. underwent the following changes:

▪	Sterling Shepperd resigned from his position as Chief Executive Officer, but will remain as Chief Financial Officer and a member of the Board of Directors.
▪	Daniel Robbie, a member of the Board of Directors, was appointed to serve as Chief Executive Officer.
▪	Kenneth Keller was elected to serve as a member of the Board of Directors and was appointed to serve as Executive Vice President.

Kenneth Keller

Since 1989 Mr. Keller has been employed as Vice President of Arric Corp, an environmental remediation company located in Buffalo, New York.  In that position he has been involved in financial management of Superfund Projects completed for the New York State Department of Environmental Conservation as well as other remediation projects performed for private and municipal customers.  Including his tenure at Arric Corp., Mr. Keller has 30 years of experience in the waste management industry.  Mr. Keller was awarded a Bachelor’s Degree with a major in Business Administration by Canisius College.  He is 52 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NexxNow, Inc.
Dated: March 31, 2009	By: /s/ Sterling Shepperd
Sterling Shepperd, Chief Financial Officer